EXHIBIT 99.1

Lakeland Bancorp Announces Second Quarter Results

OAK RIDGE, N.J., July 23, 2020 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $11.9 million and earnings per diluted share (“EPS”) of $0.23 for the three months ended June 30, 2020 compared to net income of $17.5 million and diluted EPS of $0.34 for the second quarter of 2019. For the second quarter of 2020, annualized return on average assets was 0.67%, annualized return on average common equity was 6.42% and annualized return on average tangible common equity was 8.19%.

For the six months ended June 30, 2020, the Company reported net income of $24.2 million and earnings per diluted share (“EPS”) of $0.47 compared to net income of $33.1 million and diluted EPS of $0.65 for the first six months of 2019. For the first six months of 2020, annualized return on average assets was 0.71%, annualized return on average common equity was 6.59% and annualized return on average tangible common equity was 8.42%.

The second quarter and year-to-date results were adversely impacted by a $9.0 million and $18.2 million provision for loan losses, respectively, compared to no provision and a $508,000 provision for the same periods last year. The increased provision for the first half of 2020 was primarily due to the impact of COVID-19 on certain qualitative factors and loans on payment deferment resulting in approximately $15.0 million of the provision. The remaining $3.2 million of the provision is attributable to loan growth, a change in the loan portfolio composition and a change in loss rates. As of June 30, 2020, the ratio of the allowance for loan loss to total loans was 1.00% compared to 0.78% as of December 31, 2019. The allowance for loan losses to total loans less Paycheck Protection Program (“PPP”) loans of $326.0 million, was 1.06% as of June 30, 2020.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, “While the pandemic has continued to impact our markets, Lakeland remains focused on expanding our customer relationships and carefully growing our franchise. Lakeland’s commitment to our communities is evident in our active participation in the PPP loan program, the recently launched Main Street Lending Program and numerous other charitable initiatives during this crisis. As conditions improved, the number of loan deferral requests has decreased dramatically and we are encouraged by the large volume of loans on payment deferment indicating a return to full or partial paying status. Although the pandemic has lessened in our markets and loan charge-offs continue to be negligible, we remain prudent with our elevated loan loss provision of $9.0 million which is consistent with last quarter.”

Mr. Shara continued, “Despite these conditions, Lakeland’s Q2 balance sheet growth has been robust as loans increased $111 million or 8% annualized, excluding originating $326.0 million in PPP loans, while deposits surged by $670 million. The additional liquidity combined with lower market interest rates and the impact of low yielding PPP loans reduced the net interest margin to 3.06% for the quarter. We will look to leverage this liquidity during the second half of the year as the economic forecast becomes clearer.”

COVID-19

As part of Lakeland’s response to COVID-19, we initiated remote working plans and encouraged the use of our mobile and online banking alternatives. To assist COVID-19 impacted borrowers, we are offering temporary payment deferrals on commercial, mortgage and consumer loans. As of June 30, 2020, we have deferred approximately $927.0 million of commercial loans, $40.0 million of equipment finance and $53.0 million of residential mortgage and consumer loans. We are also participating in the Small Business Administration Paycheck Protection Program (“PPP”) to help strengthen local businesses and preserve jobs in our communities and as of June 30, 2020 have funded 2,066 loans totaling $326.0 million with $11.1 million in related fees, as well as $1.1 million in deferred costs. Additionally, to further support our customers, the Company is participating in the Main Street Lending Program established by the Federal Reserve to support lending to small and medium-sized businesses that were in sound financial condition before the onset of the COVID-19 pandemic.

Net Interest Margin and Net Interest Income

Net interest margin for the second quarter of 2020 of 3.06% decreased 33 and 22 basis points, respectively, from the second quarter of 2019 and the first quarter of 2020. Net interest margin for the first six months of 2020 of 3.16% compared to 3.41% for the same period in 2019. The decrease in net interest margin was due primarily to a decrease in the yield on interest-earning assets partially offset by a decrease in the cost of interest bearing liabilities.

The yield on interest-earning assets for the second quarter of 2020 was 3.69% compared to 4.46% for the second quarter of 2019 and 4.17% for the first quarter of 2020. The yield on interest-earning assets for the first six months of 2020 was 3.92% compared to 4.45% during the same period in 2019. The current quarter and year-to-date decrease in yield on interest-earning assets, when compared to the prior periods, was due primarily to a reduction in the yield on loans due to decreases in the prime rate and LIBOR during 2019 and 2020, an increase in lower yielding federal funds sold, as well as the origination of PPP loans during the second quarter of 2020, which earn an effective yield of 2.50% including amortization of fees and costs.

The cost of interest-bearing liabilities for the second quarter of 2020 was 0.86% compared to 1.42% for the second quarter of 2019 and 1.18% for the first quarter of 2020. The cost of interest-bearing liabilities for the first six months of 2020 was 1.02% compared to 1.38% during the same period in 2019. The cost of interest-bearing transaction accounts, time deposits and borrowings have decreased since 2019 largely driven by reductions in the federal funds rate.

Net interest income for the second quarter of 2020 of $50.5 million increased $1.3 million and $620,000, respectively, compared to the second quarter of 2019 and the first quarter of 2020.  Net interest income for the first six months of 2020 of $100.4 million compared to $97.8 million for the first six months of 2019.  The increase in net interest income compared to prior periods was due primarily to the growth in the volume of interest-earning assets and a decrease in interest rates on interest-bearing liabilities partially offset by a decrease in the yield on interest-earning assets.

Noninterest Income

Noninterest income decreased $908,000 to $5.5 million for the second quarter of 2020 from $6.4 million for the second quarter of 2019. Service charges on deposit accounts for the second quarter of 2020 decreased $880,000 compared to the second quarter of 2019 due primarily to changes in customer behavior resulting from the pandemic and New Jersey’s Stay in Place Order. Commissions and fees for the second quarter of 2020 decreased $529,000 compared to the second quarter of 2019 due primarily to decreases in commercial loan fees and investment commission income. Partially offsetting these unfavorable variances was gains on sales of loans and swap income which increased $282,000 and $111,000, respectively, due primarily to increased volume driven by lower interest rates.

For the first six months of 2020, noninterest income increased $1.4 million to $13.5 million compared to the first six months of 2019 primarily due to a $2.8 million increase in swap income. The first half of 2020 included gains on sales of investment securities of $342,000 compared to none for the same period last year. Gains on sales of loans for the first six months of 2020 totaling $1.1 million increased $326,000 compared to the first six months of 2019 due to the same reason discussed above. Service charges on deposit accounts and commissions and fees decreased $953,000 and $301,000, respectively, compared to the same period in 2019 due to the same reasons discussed in the quarterly comparison. The first half of 2020 also included a $455,000 loss on equity securities compared to a gain of $453,000 for the first half of 2019.

Noninterest Expense

Noninterest expense totaled $31.5 million for the second quarter of 2020 and decreased $224,000 compared to the second quarter of 2019. Salary and employee benefit expense for the second quarter of 2020 increased $890,000, or 5%, when compared to the same quarter of 2019 as a result of staff additions and normal merit increases. Furniture and equipment expense increased $618,000 compared to the second quarter of 2019 due primarily to an increase in costs associated with the Company’s digital strategy initiative, while marketing expense decreased $306,000 due partially to the delay of marketing campaigns resulting from the pandemic. The second quarter of 2019 also included $318,000 in merger related expenses from the Highlands Bancorp acquisition.

Noninterest expense for the first half of 2020 of $64.0 million decreased $1.7 million due primarily to merger related expenses in the first half of 2019 of $3.2 million. Salary and employee benefit expense and furniture and equipment expense increased $1.9 million and $1.1 million, respectively, compared to the first half of 2019 due to the same reasons discussed in the quarterly comparison. Marketing expenses for the first half of 2020 decreased $548,000 due to the same reason discussed in the quarterly comparison. First half of 2020 results included a long-term debt prepayment fee of $356,000 resulting from the payoff of $10.0 million in Federal Home Loan Bank debt yielding 2.89%.

Income Tax Expense

The effective tax rate for the second quarter of 2020 was 23.7% compared to 27.0% for the second quarter of 2019.  The increased effective tax rate for the second quarter of 2019 was primarily a result of a technical bulletin issued by the New Jersey Division of Taxation during the second quarter of 2019, which resulted in increasing our 2019 year-to-date effective tax rate to 24.5%.

Financial Condition

At June 30, 2020, total assets were $7.49 billion, an increase of $777.3 million compared to December 31, 2019. For the six months ended June 30, 2020, total loans grew $618.3 million, including $326.0 million attributed to PPP loans, to $5.76 billion and investment securities increased $39.1 million to $958.0 million. On the funding side, total deposits increased $831.7 million to $6.13 billion, while borrowings decreased $155.6 million to $457.1 million. At June 30, 2020, total loans as a percent of total deposits was 94.2%.

Asset Quality

At June 30, 2020, non-performing assets increased to $33.2 million, 0.44% of total assets, compared to $21.7 million, 0.32% of total assets, at December 31, 2019. Non-accrual loans as a percent of total loans increased to 0.57% at June 30, 2020 compared to 0.41% at December 31, 2019. The increase in non-accrual loans from December 31, 2019, related primarily to one loan relationship totaling $9.5 million that was not COVID-19 related. The allowance for loan losses increased to $57.8 million, 1.00% of total loans, at June 30, 2020, compared to $40.0 million, 0.78% of total loans, at December 31, 2019. In the second quarter of 2020, the Company had net charge-offs of $45,000, or 0.00% of average loans, annualized, compared to net recoveries of $683,000, or 0.06%, for the same period in 2019. The provision for loan losses for the second quarter of 2020 was $9.0 million compared to no provision for loan losses in the second quarter of 2019.

Capital

At June 30, 2020, stockholders’ equity was $745.5 million compared to $725.3 million at December 31, 2019, a 3% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.69% at June 30, 2020. The book value per common share and tangible book value per common share increased 7% and 9% to $14.77 and $11.60, respectively, compared to $13.85 and $10.66 at June 30, 2019. On July 21, 2020, the Company declared a quarterly cash dividend of $0.125 per share to be paid on August 17, 2020, to shareholders of record as of August 3, 2020.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements - including the statements regarding the prospective impact of COVID-19 and Lakeland’s ability to leverage its increased liquidity - that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets; changes in economic conditions nationally, regionally and in the Company’s markets; public health crises (such as the governmental, social and economic effects of the novel coronavirus); the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; changes in levels of market interest rates; pricing pressures on loan and deposit products; credit risks of Lakeland’s lending and equipment financing activities; successful implementation, deployment and upgrades of new and existing technology, systems, services and products; and customers’ acceptance of Lakeland’s products and services.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods in question.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying non-GAAP tables.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which has over $7 billion in total assets. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset based lending, equipment financing, small business loans and lines, and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as New Jersey’s #1 Best-In-State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey’s 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com for more information.

Thomas J. Shara
President & CEO

Thomas F. Splaine
EVP & CFO
973-697-2000

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019
INCOME STATEMENT
Net interest income	$50,519	$49,198	$100,418	$97,804
Provision for loan losses	(9,000)	—	(18,223)	(508)
Gains on sales of investment securities	—	—	342	—
Gains on sales of loans	710	428	1,125	799
Gain on equity securities	198	100	(455)	453
Other noninterest income	4,573	5,861	12,480	10,860
Long-term debt prepayment fee	—	—	(356)	—
Merger-related expenses	—	(318)	—	(3,178)
Other noninterest expense	(31,462)	(31,368)	(63,610)	(62,492)
Pretax income	15,538	23,901	31,721	43,738
Provision for income taxes	(3,687)	(6,444)	(7,478)	(10,655)
Net income	$11,851	$17,457	$24,243	$33,083

Basic earnings per common share	$0.23	$0.34	$0.48	$0.65
Diluted earnings per common share	$0.23	$0.34	$0.47	$0.65
Dividends paid per common share	$0.125	$0.125	$0.250	$0.240
Weighted average shares - basic	50,522	50,509	50,554	50,393
Weighted average shares - diluted	50,593	50,649	50,660	50,544

SELECTED OPERATING RATIOS
Annualized return on average assets	0.67%	1.12%	0.71%	1.07%
Annualized return on average common equity	6.42%	10.16%	6.59%	9.79%
Annualized return on average tangible common equity (1)	8.19%	13.21%	8.42%	12.77%
Annualized yield on interest-earning assets	3.69%	4.46%	3.92%	4.45%
Annualized cost of interest-bearing liabilities	0.86%	1.42%	1.02%	1.38%
Annualized net interest spread	2.83%	3.04%	2.91%	3.07%
Annualized net interest margin	3.06%	3.39%	3.16%	3.41%
Efficiency ratio (1)	55.62%	55.78%	55.46%	56.20%
Stockholders' equity to total assets			9.96%	10.90%
Book value per common share			$14.77	$13.85
Tangible book value per common share (1)			$11.60	$10.66
Tangible common equity to tangible assets (1)			7.99%	8.61%

ASSET QUALITY RATIOS			June 30, 2020	June 30, 2019
Ratio of allowance for loan losses to total loans			1.00%	0.78%
Non-performing loans to total loans			0.57%	0.29%
Non-performing assets to total assets			0.44%	0.23%
Annualized net charge-offs (recoveries) to average loans			0.01%	(0.02)%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(Dollars in thousands)			June 30, 2020	June 30, 2019
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans			$5,756,155	$4,922,373
Allowance for loan losses			57,839	38,662
Investment securities			957,985	863,474
Total assets			7,488,516	6,407,195
Total deposits			6,125,502	5,082,598
Short-term borrowings			183,116	258,703
Other borrowings			273,954	294,022
Stockholders' equity			745,489	698,463

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
SELECTED AVERAGE BALANCE SHEET DATA
Loans	$5,572,865	$4,917,109	$5,390,481	$4,894,447
Investment securities	891,037	854,608	885,512	856,318
Interest-earning assets	6,650,993	5,836,333	6,391,998	5,804,769
Total assets	7,137,529	6,256,523	6,851,415	6,220,076
Noninterest-bearing demand deposits	1,364,785	1,083,745	1,237,212	1,069,979
Savings deposits	525,224	502,340	511,011	507,775
Interest-bearing transaction accounts	2,908,299	2,562,365	2,869,539	2,558,636
Time deposits	1,093,760	961,212	983,379	925,837
Total deposits	5,892,068	5,109,662	5,601,141	5,062,227
Short-term borrowings	82,694	110,941	121,260	119,907
Other borrowings	273,904	283,177	275,828	294,788
Total interest-bearing liabilities	4,883,881	4,420,035	4,761,017	4,406,943
Stockholders' equity	742,050	689,324	739,385	681,309

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019
INTEREST INCOME
Loans and net deferred fees and costs	$55,825	$59,119	$113,682	$116,761
Federal funds sold and interest-bearing deposits with banks	36	348	195	602
Taxable investment securities and other	4,763	4,985	9,992	9,858
Tax exempt investment securities	349	396	681	804
TOTAL INTEREST INCOME	60,973	64,848	124,550	128,025
INTEREST EXPENSE
Deposits	8,094	12,762	18,957	24,259
Federal funds purchased and securities sold under agreements to repurchase	75	494	504	1,102
Other borrowings	2,285	2,394	4,671	4,860
TOTAL INTEREST EXPENSE	10,454	15,650	24,132	30,221
NET INTEREST INCOME	50,519	49,198	100,418	97,804
Provision for loan losses	9,000	—	18,223	508
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	41,519	49,198	82,195	97,296
NONINTEREST INCOME
Service charges on deposit accounts	1,875	2,755	4,375	5,328
Commissions and fees	1,196	1,725	2,836	3,137
Income on bank owned life insurance	665	690	1,330	1,373
Gain (loss) on equity securities	198	100	(455)	453
Gains on sales of loans	710	428	1,125	799
Gains on sales of investment securities	—	—	342	—
Swap income	767	656	3,610	855
Other income	70	35	329	167
TOTAL NONINTEREST INCOME	5,481	6,389	13,492	12,112
NONINTEREST EXPENSE
Salaries and employee benefit expense	20,269	19,379	40,504	38,610
Net occupancy expense	2,488	2,629	5,324	5,583
Furniture and equipment expense	2,783	2,165	5,343	4,281
FDIC insurance expense	450	401	748	851
Stationary, supplies and postage expense	381	401	780	848
Marketing expense	232	538	459	1,007
Data processing expense	1,436	1,225	2,689	2,552
Telecommunications expense	454	478	898	971
ATM and debit card expense	536	583	1,123	1,185
Core deposit intangible amortization	261	301	526	605
Other real estate owned and other repossessed assets expense	43	108	55	194
Long-term debt prepayment fee	—	—	356	—
Merger-related expenses	—	318	—	3,178
Other expenses	2,129	3,160	5,161	5,805
TOTAL NONINTEREST EXPENSE	31,462	31,686	63,966	65,670
INCOME BEFORE PROVISION FOR INCOME TAXES	15,538	23,901	31,721	43,738
Provision for income taxes	3,687	6,444	7,478	10,655
NET INCOME	$11,851	$17,457	$24,243	$33,083
EARNINGS PER COMMON SHARE:
Basic	$0.23	$0.34	$0.48	$0.65
Diluted	$0.23	$0.34	$0.47	$0.65
DIVIDENDS PAID PER COMMON SHARE	$0.125	$0.125	$0.250	$0.240

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Cash	$319,834	$275,794
Interest-bearing deposits due from banks	22,773	6,577
Total cash and cash equivalents	342,607	282,371
Investment securities available for sale, at fair value	811,981	755,900
Equity securities, at fair value	17,182	16,473
Investment securities held to maturity; fair value of $113,241 at June 30, 2020 and $124,904 at December 31, 2019	109,834	123,975
Federal Home Loan Bank and other membership stocks, at cost	18,988	22,505
Loans held for sale	2,793	1,743
Loans, net of deferred fees	5,756,155	5,137,823
Less: Allowance for loan losses	57,839	40,003
Net loans and leases	5,698,316	5,097,820
Premises and equipment, net	47,894	47,608
Operating lease right-of-use assets	17,502	18,282
Accrued interest receivable	23,344	16,832
Goodwill	156,277	156,277
Other identifiable intangible assets	3,788	4,314
Bank owned life insurance	113,748	112,392
Other assets	124,262	54,744
TOTAL ASSETS	$7,488,516	$6,711,236
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$1,486,273	$1,124,121
Savings and interest-bearing transaction accounts	3,510,723	3,298,854
Time deposits $250 thousand and under	910,351	652,144
Time deposits over $250 thousand	218,155	218,660
Total deposits	6,125,502	5,293,779
Federal funds purchased and securities sold under agreements to repurchase	183,116	328,658
Other borrowings	155,715	165,816
Subordinated debentures	118,239	118,220
Operating lease liabilities	18,976	19,814
Other liabilities	141,479	59,686
TOTAL LIABILITIES	6,743,027	5,985,973
STOCKHOLDERS' EQUITY
Common stock, no par value; authorized shares, 100,000,000; issued shares 50,594,196 and outstanding shares 50,463,161 at June 30, 2020 and issued and outstanding shares 50,498,410 at December 31, 2019	561,257	560,263
Retained earnings	174,267	162,752
Treasury shares, at cost, 131,035 shares at June 30, 2020 and no shares at December 31, 2019	(1,452)	—
Accumulated other comprehensive income	11,417	2,248
TOTAL STOCKHOLDERS' EQUITY	745,489	725,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,488,516	$6,711,236

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2019	2019
INCOME STATEMENT
Net interest income	$50,519	$49,899	$49,548	$48,682	$49,198
Provision for loan losses	(9,000	(9,223	(1,086	(536	—
Gains on sales of investment securities	—	342	—	—	—
Gains on sales of loans	710	415	375	486	428
(Loss) gain on equity securities	198	(653	(29	72	100
Other noninterest income	4,573	7,907	7,638	6,142	5,861
Long-term debt prepayment fee	—	(356	—	—	—
Merger-related expenses	—	—	—	—	(318
Other noninterest expense	(31,462	(32,148	(31,523	(29,563	(31,368
Pretax income	15,538	16,183	24,923	25,283	23,901
Provision for income taxes	(3,687	(3,791	(6,208	(6,409	(6,444
Net income	$11,851	$12,392	$18,715	$18,874	$17,457

Basic earnings per common share	$0.23	$0.24	$0.37	$0.37	$0.34
Diluted earnings per common share	$0.23	$0.24	$0.37	$0.37	$0.34
Dividends paid per common share	$0.125	$0.125	$0.125	$0.125	$0.125
Dividends paid	$6,365	$6,364	$6,363	$6,362	$6,357
Weighted average shares - basic	50,522	50,586	50,566	50,553	50,509
Weighted average shares - diluted	50,593	50,728	50,748	50,694	50,649

SELECTED OPERATING RATIOS
Annualized return on average assets	0.67%	0.76%	1.15%	1.17%	1.12%
Annualized return on average common equity	6.42%	6.77%	10.32%	10.61%	10.16%
Annualized return on average tangible common equity (1)	8.19%	8.65%	13.29%	13.74%	13.21%
Annualized net interest margin	3.06%	3.28%	3.27%	3.25%	3.39%
Efficiency ratio (1)	55.62%	55.30%	54.20%	52.77%	55.78%
Common stockholders' equity to total assets	9.96%	10.51%	10.81%	10.99%	10.90%
Tangible common equity to tangible assets (1)	7.99%	8.41%	8.62%	8.72%	8.61%
Tier 1 risk-based ratio	10.45%	10.61%	11.02%	11.24%	11.11%
Total risk-based ratio	12.98%	13.04%	13.40%	13.70%	13.60%
Tier 1 leverage ratio	8.69%	9.38%	9.41%	9.34%	9.30%
Common equity tier 1 capital ratio	9.93%	10.08%	10.46%	10.66%	10.52%
Book value per common share	$14.77	$14.60	$14.36	$14.13	$13.85
Tangible book value per common share (1)	$11.60	$11.43	$11.18	$10.94	$10.66

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans	$5,769,127	$5,331,863	$5,140,940	$4,925,998	$4,925,300
Allowance for loan losses	57,839	48,884	40,003	38,655	38,662
Investment securities	957,985	974,319	918,853	905,078	863,474
Total assets	7,488,516	7,013,908	6,711,236	6,492,474	6,407,195
Total deposits	6,125,502	5,455,138	5,293,779	5,210,619	5,082,598
Short-term borrowings	183,116	419,085	328,658	199,326	258,703
Other borrowings	273,954	258,944	284,036	284,029	294,022
Stockholders' equity	745,489	736,922	725,263	713,204	698,463

LOANS
Commercial, real estate	$4,260,917	$4,073,911	$3,924,762	$3,749,413	$3,737,447
Commercial, industrial and other	402,239	467,346	431,934	391,486	407,776
Paycheck Protection Program	325,999	—	—	—	—
Equipment financing	115,651	116,421	111,076	104,689	99,351
Residential mortgages	334,455	334,114	335,191	337,482	336,810
Consumer and home equity	329,866	340,071	337,977	342,928	343,916
Total loans	$5,769,127	$5,331,863	$5,140,940	$4,925,998	$4,925,300

DEPOSITS
Noninterest-bearing	$1,486,273	$1,129,695	$1,124,121	$1,101,083	$1,089,474
Savings and interest-bearing transaction accounts	3,510,723	3,241,397	3,298,854	3,196,323	3,007,784
Time deposits	1,128,506	1,084,046	870,804	913,213	985,340
Total deposits	$6,125,502	$5,455,138	$5,293,779	$5,210,619	$5,082,598

Total loans to total deposits ratio	94.2%	97.7%	97.1%	94.5%	96.9%

SELECTED AVERAGE BALANCE SHEET DATA
Loans	$5,572,865	$5,208,097	$5,025,377	$4,937,488	$4,917,109
Investment securities	891,037	879,987	894,698	869,734	854,608
Interest-earning assets	6,650,993	6,133,003	6,022,525	5,947,645	5,836,333
Total assets	7,137,529	6,565,302	6,470,082	6,379,675	6,256,523
Noninterest-bearing demand deposits	1,364,785	1,109,638	1,130,192	1,100,413	1,083,745
Savings deposits	525,224	496,798	492,903	494,377	502,340
Interest-bearing transaction accounts	2,908,299	2,830,778	2,814,831	2,678,424	2,562,365
Time deposits	1,093,760	872,998	873,924	964,159	961,212
Total deposits	5,892,068	5,310,212	5,311,850	5,237,373	5,109,662
Short-term borrowings	82,694	159,825	67,097	74,042	110,941
Other borrowings	273,904	277,753	284,049	287,839	283,177
Total interest-bearing liabilities	4,883,881	4,638,152	4,532,804	4,498,841	4,420,035
Stockholders' equity	742,050	736,719	719,292	705,726	689,324

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
AVERAGE ANNUALIZED YIELDS (TAXABLE EQUIVALENT BASIS) AND COSTS
ASSETS
Loans	4.03%	4.47%	4.60%	4.71%	4.82%
Taxable investment securities and other	2.31%	2.56%	2.34%	2.50%	2.55%
Tax-exempt securities	2.70%	2.67%	2.69%	2.70%	2.74%
Federal funds sold and interest-bearing cash accounts	0.08%	1.42%	1.65%	1.98%	2.15%
Total interest-earning assets	3.69%	4.17%	4.21%	4.32%	4.46%
LIABILITIES
Savings accounts	0.07%	0.07%	0.07%	0.06%	0.06%
Interest-bearing transaction accounts	0.55%	0.97%	1.05%	1.24%	1.25%
Time deposits	1.48%	1.81%	1.93%	2.00%	1.96%
Borrowings	2.62%	2.54%	2.86%	2.89%	2.90%
Total interest-bearing liabilities	0.86%	1.18%	1.26%	1.41%	1.42%
Net interest spread (taxable equivalent basis)	2.83%	2.99%	2.96%	2.91%	3.04%
Annualized net interest margin (taxable equivalent basis)	3.06%	3.28%	3.27%	3.25%	3.39%
Annualized cost of deposits	0.55%	0.82%	0.88%	1.00%	1.00%
ASSET QUALITY DATA
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$48,884	$40,003	$38,655	$38,662	$37,979
Provision for loan losses	9,000	9,223	1,086	536	—
Charge-offs	(142)	(483)	(198)	(809)	(413)
Recoveries	97	141	460	266	1,096
Balance at end of period	$57,839	$48,884	$40,003	$38,655	$38,662

NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial, real estate	$(36)	$111	$(18)	$203	$(85)
Commercial, industrial and other	(13)	(31)	13	393	(909)
Equipment financing	(11)	71	(297)	—	293
Residential mortgages	—	96	—	(55)	(2)
Consumer and home equity	105	95	40	2	20
Net charge-offs (recoveries)	$45	$342	$(262)	$543	$(683)

NON-PERFORMING ASSETS
Commercial, real estate	$25,615	$24,770	$13,281	$9,164	$10,205
Commercial, industrial and other	1,546	1,909	1,539	795	662
Equipment financing	400	199	284	271	136
Residential mortgages	2,860	2,837	3,428	3,250	1,548
Consumer and home equity	2,432	2,689	2,606	2,437	1,873
Total non-accrual loans	32,853	32,404	21,138	15,917	14,424
Property acquired through foreclosure or repossession	354	393	563	944	532
Total non-performing assets	$33,207	$32,797	$21,701	$16,861	$14,956

Loans past due 90 days or more and still accruing	$58	$99	$—	$—	$—
Loans restructured and still accruing	$4,667	$4,719	$5,650	$5,029	$5,139

Ratio of allowance for loan losses to total loans	1.00%	0.92%	0.78%	0.78%	0.78%
Total non-accrual loans to total loans	0.57%	0.61%	0.41%	0.32%	0.29%
Total non-performing assets to total assets	0.44%	0.47%	0.32%	0.26%	0.23%
Annualized net charge-offs (recoveries) to average loans	—%	0.03%	(0.02)%	0.04%	(0.06)%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	At or for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except ratios and per share amounts)	2020	2020	2019	2019	2019
CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE
Total common stockholders' equity at end of period - GAAP	$745,489	$736,922	$725,263	$713,204	$698,463
Less: Goodwill	156,277	156,277	156,277	156,277	155,830
Less: Other identifiable intangible assets	3,788	4,049	4,314	4,602	4,891
Total tangible common stockholders' equity at end of period - Non-GAAP	$585,424	$576,596	$564,672	$552,325	$537,742

Shares outstanding at end of period	50,463	50,462	50,498	50,489	50,441

Book value per share - GAAP	$14.77	$14.60	$14.36	$14.13	$13.85

Tangible book value per share - Non-GAAP	$11.60	$11.43	$11.18	$10.94	$10.66

CALCULATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Total tangible common stockholders' equity at end of period - Non-GAAP	$585,424	$576,596	$564,672	$552,325	$537,742

Total assets at end of period - GAAP	$7,488,516	$7,013,908	$6,711,236	$6,492,474	$6,407,195
Less: Goodwill	156,277	156,277	156,277	156,277	155,830
Less: Other identifiable intangible assets	3,788	4,049	4,314	4,602	4,891
Total tangible assets at end of period - Non-GAAP	$7,328,451	$6,853,582	$6,550,645	$6,331,595	$6,246,474

Common equity to assets - GAAP	9.96%	10.51%	10.81%	10.99%	10.90%

Tangible common equity to tangible assets - Non-GAAP	7.99%	8.41%	8.62%	8.72%	8.61%

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$11,851	$12,392	$18,715	$18,874	$17,457

Total average common stockholders' equity - GAAP	$742,050	$736,719	$719,292	$705,726	$689,324
Less: Average goodwill	156,277	156,277	156,277	155,835	154,171
Less: Average other identifiable intangible assets	3,942	4,205	4,468	4,761	5,058
Total average tangible common stockholders' equity - Non-GAAP	$581,831	$576,237	$558,547	$545,130	$530,095

Return on average common stockholders' equity - GAAP	6.42%	6.77%	10.32%	10.61%	10.16%

Return on average tangible common stockholders' equity - Non-GAAP	8.19%	8.65%	13.29%	13.74%	13.21%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$31,462	$32,504	$31,523	$29,563	$31,686
Amortization of core deposit intangibles	(261)	(265)	(289)	(288)	(301)
Merger-related expenses	—	—	—	—	(318)
Long term debt prepayment fees	$—	$(356)
Noninterest expense, as adjusted	$31,201	$31,883	$31,234	$29,275	$31,067

Net interest income	$50,519	$49,899	$49,548	$48,682	$49,198
Total noninterest income	5,481	8,011	7,984	6,700	6,389
Total revenue	56,000	57,910	57,532	55,382	55,587
Tax-equivalent adjustment on municipal securities	93	88	91	97	105
(Gains) on sales of investment securities	—	(342)	—	—	—
Total revenue, as adjusted	$56,093	$57,656	$57,623	$55,479	$55,692
Efficiency ratio - Non-GAAP	55.62%	55.30%	54.20%	52.77%	55.78%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	For the Six Months Ended June 30,
(Dollars in thousands)	2020	2019

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$24,243	$33,083

Total average common stockholders' equity - GAAP	$739,385	$681,309
Less: Average goodwill	$156,277	$153,868
Less: Average other identifiable intangible assets	$4,073	$5,155
Total average tangible common stockholders' equity - Non-GAAP	$579,035	$522,286

Return on average common stockholders' equity - GAAP	6.59%	9.79%

Return on average tangible common stockholders' equity - Non-GAAP	8.42%	12.77%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$63,966	$65,670
Amortization of core deposit intangibles	$(526)	$(605)
Long-term debt prepayment fee	$(356)	$—
Merger-related expenses	$—	$(3,178)
Noninterest expense, as adjusted	$63,084	$61,887

Net interest income	$100,418	$97,804
Noninterest income	$13,492	$12,112
Total revenue	$113,910	$109,916
Tax-equivalent adjustment on municipal securities	$181	$213
Gains on sales of investment securities	$(342)	$—
Total revenue, as adjusted	$113,749	$110,129
Efficiency ratio - Non-GAAP	55.46%	56.20%